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                                                                 EXHIBIT 3.14



                              ARTICLES OF INCORPORATION

                                          OF

                                STADIA COLORADO CORP.


    We, Robert Osborn, Charles Osborn and Charles W. Johnson, the undersigned natural persons of the age of twenty-one years or more, acting as incorporators of a corporation under the provisions of the Colorado Corporation Act, adopt the following Articles of Incorporation:

                                      ARTICLE I

    The name of this corporation is Stadia Colorado Corp.

                                      ARTICLE II

    The period of duration of this corporation is perpetual.

                                     ARTICLE III

                                 PURPOSES AND POWERS

Section I: Purposes. The purposes for which the corporation is organized are as follows:

         a) To engage in the general business of wholesale marketing, selling, distributing, shipping or otherwise disposing of packaging material and to operate a storage warehouse and office facility to aid in the conduct of the principal business.

         b) To do everything necessary, proper, advisable or convenient for the accomplishment of the purposes hereinabove set forth and to do all other things incidental thereto.

Section II:  Powers.  The powers of the corporation are as follows:

         a) All those powers specified in the Colorado Corporation Act (31-2-1 CRS 1963).

         b) Any further powers necessary to carry out the purposes hereinabove in any place to the extent that such purposes are not forbidden by the law of such place.



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                                      ARTICLE IV

Section I: The aggregate number of shares which the corporation shall have authority to issue is 1,000 shares of common stock, all of which shares shall be of the same class and without par value. All shares when issued shall be fully paid and non-assessable.

Section II: Dividends: Holders of common stock, actually issued, fully paid for and non-assessable, shall be entitled to receive dividends from funds legal for the payment thereof when and as directed by the board of directors.

Section III: Distribution of Assets: In the event of liquidation or dissolution of the corporation, the holders of common stock, actually issued, fully paid for and non-assessable, shall receive after payment to creditors, the remaining assets in proportion to the number of shares of stocks held by each.

Section IV: Voting Rights: Every holder of common stock, actually issued, fully paid for and non-assessable, shall be entitled to one vote for each share of stock held by him as shown by the books of the corporation.

Section V:  Cumulative voting is forbidden in regard to election of directors.

Section VI: Pre-emptive rights: Holders of common stock of the corporation shall have the pre-emptive right to purchase, at such prices and on such terms as the board of directors shall fix, such of the shares of common stock as may in the future be authorized or as may be held in the Treasury of the corporation. Such pre-emptive right shall be exercisable in proportion to the number of shares of stock held.

                                      ARTICLE V

                            REGULATION OF INTERNAL AFFAIRS

Section I: The general management of the affairs of the corporation shall be exercised by a Board of Directors.

Section II: The Board of Directors shall have the power to make, alter, amend or repeal the by-laws by majority vote at any regular or special meeting.

                                      ARTICLE VI

                             REGISTERED OFFICE AND AGENT



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    The address of the registered office of the corporation is 65 Sheridan,
Lakewood, Colorado. The name of the registered agent at such address is Charles Osborn. Original stock books and ledgers shall be kept for inspection at the registered office. (______ 80226)

                                     ARTICLE VII

                                      DIRECTORS

    The initial board of directors shall consist of three members and the names and addresses of the persons who are to serve until their successors be elected and qualify are:

         Henry Marling            Graves Lane Evendale
                                  Cincinnati, Ohio

         Robert Osborn            345 North 50th Street
                                  Milwaukee, Wisconsin 53209

         Charles J. Osborn        65 Sheridan
                                  Lakewood, Colorado (80226)


                                     ARTICLE VIII

                                    INCORPORATORS

    The names and addresses of the incorporators of the corporation are:

         Shirley Osborn           65 Sheridan
                                  Lakewood, Colorado

         Charles J. Osborn        65 Sheridan
                                  Lakewood, Colorado

         Charles W. Johnson       490 Continental National
                                  Bank Building
                                  Englewood, Colorado 80110

    Dated     May 5, 1970.
                                  INCORPORATORS:


                                  /s/ Shirley Osborn
                                  --------------------------------------------
                                  Shirley Osborn



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                                  /s/ Charles J. Osborn
                                  ---------------------------------------------
                                  Charles J. Osborn


                                  /s/ Charles W. Johnson
                                  ---------------------------------------------
                                  Charles W. Johnson


STATE OF COLORADO  )
                   )    ss.
COUNTY OF ARAPAHOE )

    I, _____________________, a notary public, hereby certify that on the 6th day of May, 1970, personally appeared before me Shirley Osborn, Charles J. Osborn, and Charles W. Johnson, who being by me first duly sworn, severally declared that they are the persons who signed the foregoing document as incorporators, and that the statements therein contained are true.

    IN WITNESS WHEREOF I have hereunto set my hand and seal this 6th day of May, 1970.

    My commission expires Oct 4, 1973.


                                  /s/ ---L. Curry
                                  ---------------------------------------------
                                  Notary Public


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